                                                                    Exhibit (23)

                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements of American Telephone and Telegraph Company ("AT&T" or the "Company") on Form S-3 for the Shareowner Dividend Reinvestment and Stock Purchase Plan (Registration No. 33-49093), Form S-8 for the AT&T 1984 Stock Option Plan (Registration No. 2-90983), Form S-8 for the AT&T Long Term Savings and Security Plan (Registration Nos. 33-34265 and 33-31362), Form S-8 for the AT&T Long Term Savings Plan for Management Employees (Registration Nos. 33-34264, 33-29256, 33-21937 and 33-14373), Form S-8 for
the AT&T Retirement Savings and Profit Sharing Plan (Registration No. 33-39708), Form S-8 for Shares Issuable Under the Stock Option Plan of the AT&T 1987 Long Term Incentive Program (Registration No. 33-20276), Form S-8 for the Shares for Growth Program (Registration No. 33-49089), Form S-4 for the Consent Solicitation Statement/Prospectus (Registration No. 33-52119), Form S-8 for the NCR Corporation Savings Plan (Registration No. 33-42917), Form S-8 for the 1992 NCR Employee Stock Purchase Plan (Registration No. 33-48845), Form S-8 for the AT&T Capital Corporation Retirement and Savings Plan (Registration No. 33-50821), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees (Registration No. 33-50819), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan (Registration No. 33-50817), Form S-8 for the AGCS Savings Plan (Registration No. 33-50827), Form S-8 for the AGCS Hourly Savings Plan (Registration No. 33-50829), Form S-3 for the AT&T $2,500,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-44438), and Form S-3 for the AT&T $2,600,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-49589), and in the Post-Effective Amendment Nos. 1, 2 and 3 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-42150) for the NCR Corporation 1989 Stock Compensation Plan (Registration No. 33-42150-01), the NCR Corporation 1984 Stock Option Plan (Registration No. 33-42150-02) and the NCR Corporation 1976 Stock Option Plan (Registration No. 33-42150-03), respectively, the Post-Effective Amendment Nos. 1, 2 and 3 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-26801) for the Eaton Financial Corporation Amended and Restated Non-Statutory Directors' Stock Option Plan (Registration No. 33-26801-01), the Eaton Financial Corporation Amended and Restated Employees' Incentive Stock Option Plan (Registration No. 33-26801-02) and the Eaton Financial Corporation Amended and Restated 1988 Nonqualified Stock Option Plan (Registration No. 33-26801-03), respectively, and the Post-Effective Amendment Nos. 1 and 2 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-45302) for the Teradata Corporation 1987 Incentive and Other Stock Option Plan (Registration No. 33-45302-01) and the Teradata Corporation Directors' Stock Option Plan (Registration No. 33-45302-02), respectively, of our report, which includes an explanatory paragraph regarding the change in 1993 in methods of accounting for postretirement benefits, postemployment benefits and income taxes, dated January 27, 1994, on our audits of the consolidated financial statements of the Company and its subsidiaries at December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is incorporated by reference in this Current Report on Form 8-K.


COOPERS & LYBRAND

1301 Avenue of the Americas
New York, New York
March 4, 1994